UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35651	13-2614959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Greenwich Street
New York, New York	10286
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 495-1784

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BK	New York Stock Exchange
6.244% Fixed-to-Floating Rate Normal Preferred Capital Securities of Mellon Capital IV (fully and unconditionally guaranteed by The Bank of New York Mellon Corporation)	BK/P	New York Stock Exchange
Depositary Shares, each representing a 1/4,000th interest in a share of Series K Noncumulative Perpetual Preferred Stock	BK PRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	OTHER EVENTS.

On July 1, 2025, The Bank of New York Mellon Corporation (the “Company”) announced that it intends to increase its quarterly common stock cash dividend by 13% from $0.47 to $0.53 per share, commencing as early as the third quarter of 2025, subject to approval by its Board of Directors (the “Board”). The Company also announced that the Federal Reserve had notified the Company that its preliminary Stress Capital Buffer (“SCB”) requirement will remain 2.5%, equal to the regulatory floor. This SCB is expected to be effective from October 1, 2025, to September 30, 2026 under the current capital plan rule.

The Company continues to be authorized to repurchase common shares under its existing share repurchase program approved by the Board, as announced in April 2024. The repurchases of common stock may be executed through open market purchases, in privately negotiated transactions or by other means, including through repurchase plans designed to comply with Rule 10b5-1 and through derivative, accelerated share repurchase and other structured transactions. The timing, manner and amount of repurchases are subject to various factors, including the Company’s capital position and prevailing market conditions.

In April 2025, the Federal Reserve proposed to revise its capital plan rule to (1) measure the SCB as the average of the CET1 capital ratio declines in the Supervisory Severely Adverse scenario, as calculated by the Federal Reserve, from the two most recent supervisory stress tests, plus four quarters of planned common stock dividends as a percentage of risk-weighted assets, subject to a 2.5% floor, and (2) extend the annual effective date of the SCB by one quarter, from October 1 to January 1, so that, following the supervisory stress test in a calendar year, new SCBs would generally be effective from January 1 through December 31 of the following calendar year. Although the proposal has not yet been finalized, the Company currently anticipates that the proposal will not have an impact on the Company’s SCB requirement. The Company’s SCB requirement has remained at the 2.5% regulatory floor since the introduction of the SCB requirement in 2020.

The information presented in this Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, the Company’s repurchases of common stock, common stock dividends, capital base, performance, ability to meet regulatory requirements and anticipated effects of the Federal Reserve’s pending proposal to amend its capital plan rule. These statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of the Company’s control and subject to change. Actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors, including, but not limited to, the factors identified above and the risk factors and other uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and the Company’s other filings with the Securities and Exchange Commission. All statements in this Current Report on Form 8-K speak only as of the date of this filing and the Company undertakes no obligation to update the information to reflect events or circumstances that arise after that date or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: July 1, 2025	By:	/s/ Jean Weng
	Name:	Jean Weng
	Title:	Secretary